UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

CB RICHARD ELLIS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (which we may refer to as “we”, “us”, “our” or the “Company”), in connection with the matters described herein.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

(a)	The Company held its Annual Meeting of Stockholders on June 2, 2010 at 8:00 a.m. (PDT).

(b)	The voting results from the Annual Meeting were as follows:

1.
Each of the following 10 directors was elected to our Board of Directors to serve until the next annual meeting of stockholders in 2011 or until their respective successors are elected and qualified, and received the number of votes set forth below. There were 16,504,853 broker non-votes and no abstentions.

Name	For	Withheld
Richard C. Blum	276,654,948	629,794
Curtis F. Feeny	276,271,201	1,013,541
Bradford M. Freeman	269,412,700	7,872,042
Michael Kantor	268,833,231	8,451,511
Frederic V. Malek	269,213,618	8,071,124
Jane J. Su	269,164,008	8,120,734
Laura D. Tyson	275,487,001	1,797,741
Brett White	276,894,113	390,629
Gary L. Wilson	276,937,542	347,200
Ray Wirta	276,568,222	716,520

2.
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year was approved by a vote of 292,122,737 shares in favor, 1,639,749 shares against, and 27,109 shares abstaining. There were no broker non-votes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2010		CB RICHARD ELLIS GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok
Chief Financial Officer